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                                                                   Exhibit 10(a)

                               THIRD AMENDMENT TO
                                THE ADVEST, INC.
               ACCOUNT EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN



         This Amendment to The Advest, Inc. Account Executive Nonqualified Defined Benefit Plan (the "Plan") is made effective as of January 1, 1999.

                               W I T N E S S E T H

         WHEREAS, the Plan was adopted by Advest, Inc. (the "Company") effective October 1, 1992 and provides for the provision of specified benefits to certain account executives meeting certain performance targets;

         WHEREAS, the Plan was amended by the First Amendment effective as of October 1, 1992;

         WHEREAS, the Plan was amended by the Second Amendment effective as of October 1, 1995; and

         WHEREAS, the Company believes it appropriate to further amend the Plan to adjust the formula employed in establishing benefits payable under the Plan;

         NOW, THEREFORE, Section 3.3(c) of Plan is hereby amended in its entirety to read as follows:

  A      (c) Yield Multipliers. A "Yield Multiplier" shall be computed for a
Participant on the October 1st following each full Fiscal Year after the Initial Ten-Year Period. The amount of each Yield Multiplier shall be determined as follows:

         (i) if the Participant's Gross Commissions during the Fiscal Year equalled or exceeded his Gross Commissions Average, the Yield Multiplier for that year shall be 100% plus the 30-year treasury bond yield in effect on October 1st plus the Yield Enhancement, but not less 104%, nor more than 110%;

         (ii) if the Participant's Gross Commissions during the Fiscal Year were less than his Gross Commissions Average, or the Participant was not employed by the Company at any time during the Fiscal Year, the Yield Multiplier for that year shall be 100% plus one half (1/2) of the 30-year treasury bond yield in effect on October 1st, but not less than 102% nor more than 105%; and
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         (iii) notwithstanding the foregoing, a Participant who terminates employment before completing the first five years of the Initial Ten-Year Period after a Change of Control under the circumstances specified in subsection 3.4(a)(iii) shall not have any Yield Multiplier.

For purposes of this Section 3.3(c), the "Yield Enhancement" will be an amount sufficient to raise the Yield Multiplier to the lower of 108% or 103% plus the applicable 30-year treasury bond yield."

         In other respects, the Plan shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

                                                    ADVEST, INC.


                                                     By: /s/ Allen Weintraub
                                                     -----------------------
                                                            Allen Weintraub
                                                            Chairman and Chief
                                                            Executive Officer